UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): JANUARY 22, 1999 (JANUARY 14, 1999)


                                 TELESCAN, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


          0-17508                                              72-1121748
       ---------------                                    -----------------
        (Commission                                          (IRS Employer
         File Number)                                      Identification No.)


         5959 CORPORATE DRIVE, SUITE 2000
                  HOUSTON, TEXAS                              77036
       -------------------------------------         ----------------------
       (Address of principal executive offices)             (Zip Code)

        Registrant's telephone number, including area code (281) 588-9700

ITEM 5.     OTHER EVENTS.

A Stock Purchase Agreement was entered into as of January 14, 1999 (the "Stock Purchase Agreement") between the Company and GE Capital Equity Investments, Inc. ("GE"), pursuant to which the Company agreed to issue and sell to GE an aggregate of 1,220,237 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), for an aggregate purchase price of $9,395,825 ($7.70 per Share). The purchase and sale of Shares contemplated by the Stock Purchase Agreement was completed January 14, 1999. For more information concerning the purchase and sale of such Shares, reference is made to the Stock Purchase Agreement, which is attached to this report as Exhibit
10.1 and which is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION
------       -----------

10.1 Stock Purchase Agreement, dated as of January 14, 1999, by and between the Company and GE.
99.1 Press Release, dated as of January 15, 1999, by the Company announcing the completion of the transactions contemplated by the Stock Purchase Agreement.

                                   SIGNATURES


      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 22, 1999                                Telescan, Inc.

                                                   By:  /s/ RONALD WARREN
                                                        ------------------------
                                                        Ronald Warren
                                                        Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit
NUMBER       DESCRIPTION

10.1 Stock Purchase Agreement, dated as of January 14, 1999, by and between the Company and GE.
99.1 Press Release, dated as of January 15, 1999, by the Company announcing the completion of the transactions contemplated by the Stock Purchase Agreement.